Exhibit 21


           Principal Subsidiaries of Global Payment Technologies, Inc.

                                                                    Jurisdiction             Percentage Ownership
                  Name of Subsidiary                               Incorporation               by the Registrant
                  ------------------                               -------------               -----------------
Global Payment Technology Holdings (Proprietary) Limited             South Africa                      33.3%

Global Payment Technologies Australia Pty. Ltd.                        Australia                         50%

Global Payment Technologies (Europe) Limited                        United Kingdom                       70%

CBV China Venture Limited                                              Delaware                          50%
        - Hangzhou CBV Plastics Corp. Ltd.                               China                          100%

Abacus Financial Management Systems Limited                         United Kingdom                       25%

Abacus Financial Management Systems Ltd., USA                        United States                       80%